  As Filed with the Securities and Exchange Commission April 30, 2007

Registration No.:  333- 141568

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2 /Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TJS WOOD FLOORING, INC.

31940 Daniel Way

Temecula, CA. 92591

951-676-3469

(Address and telephone number of principal executive offices)

Brandi Iannelli

TJS Wood Flooring, Inc.

31940 Daniel Way

Temecula, CA 92591

951-676-3469

 (Name, address and telephone number of agent for service)

Delaware	1700	20-8468508
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,760,000 shares	$ .01	$ 17,600	$ 2.08 *

*Paid with initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

____________________________

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in  February 2007) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2007

1,760,000 SHARES

COMMON STOCK

TJS WOOD FLOORING, INC.

As of April 30, 2007 , we had 10,000,000 shares of our common stock outstanding. This is a resale prospectus for the resale of up to 1,760,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Brandi Iannelli, our president, is registering 900,000 shares (or approximately 51.1% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. While a market maker has agreed to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2007.

PROSPECTUS SUMMARY

About TJS Wood Flooring, Inc.

TJS Wood Flooring, Inc. was founded as an unincorporated business on September 1, 2005 and became a C corporation in the state of Delaware on February 15, 2007. At April 30, 2007 , we had two employees: Brandi Iannelli, our president, and Frank Iannelli, our secretary/treasurer. Ms. Iannelli devotes about 40% of her time to us, and Mr. Iannelli, the husband of Brandi Iannelli, devotes fulltime to us.

TJS Wood Flooring installs and refinishes wood floors in private residences in the areas around San Diego, CA.

On February 20, 2007, we sold 860,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to ourpar value per share ($.001).  Our president is selling 900,000 shares or approximately 51.1% of the 1,760,000 shares being registered. Upon the completion of this offering, our president will beneficially own 82.4% of our outstanding common stock assuming sale of all shares being registered while neither our other director nor our counsel will own any shares assuming sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

TJS Wood Flooring, Inc. has limited financial resources and has not established a source of equity or debt financing. In addition, we incurred an operating loss in 2006 and had no working capital at December 31, 2006. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2006.

Our principal executive offices are located at 31940 Daniel Way, Temecula, CA 92591, and our telephone number is 951-676-3469. We may refer to ourselves in this document as "TJS," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 17.6% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,760,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2006

Current assets	$ -

Current liabilities	$ 7,500

Stockholders’ deficit	$ (4,930)

	Year Ended December 31, 2006	Period f rom September 1, 2005 (inception) through December 31, 2005

Sales	$ 57,870	$ 18,170
Expenses	$ 68,797	$ 21,313
Net loss	$ (10,927)	$ (3,143)
Weighted average number of shares outstanding - basic and diluted	9,140,000	9,140,000
Loss per common share - basic and diluted	*	*
* Less than ($.01) per share

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

TJS has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

TJS commenced revenue producing operations in September 2005. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our future prospects must be considered in light of the fact that plans of relatively new and under funded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success.

TJS cannot be certain that our business strategy will be successful, or that we will be able to maintain or significantly increase our levels of revenue. If we are unable to increase current levels of revenue, we are likely to incur losses which may prevent us from satisfying obligations on a timely basis.

2.

TJS has limited financial resources and our auditors’ report on our financial statements indicates that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. Absent financial resources we will be unable to undertake programs designed to expand our business.

TJS has limited financial resources and has not established a source of equity or debt financing. In addition, TJS incurred an operating loss in 2006 and had no working capital at December 31, 2006. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2006 which may make it more difficult for us to raise capital.

If we are unable to generate revenue or obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail or terminate our operations. To date, no TJS officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

TJS is and will continue to be completely dependent on the services of our co-founder, secretary/treasurer and director Frank Iannelli, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

TJS’ operations and business strategy are completely dependent upon the knowledge and business contacts of Frank Iannelli, our secretary/treasurer.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Iannelli or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Iannelli naming us as the beneficiary when and if we obtain the resources to do so and Mr. Iannelli remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

Our business can be adversely affected by an economic downturn.

Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. Replacing or refinishing floors tends to be a very discretionary expenditure.  A decline in general economic activity could materially affect our financial condition and results of operations. In our business, a decline in economic activity, as a result of cyclical or other factors, typically results in a decline in purchases of our services, which would result in a decrease in our sales volume and prospects for profitability.

5.

We may not be able to compete successfully in the highly competitive contracting business.

Competition could cause us to reduce our prices or lose market share, or could negatively affect our cash flow, which could have an adverse effect on our future financial results. The market in which we participate is highly competitive. The most significant competitive factors we face are performance, service and price. Many of our competitors have greater financial and other resources than we have. We may not be able to compete successfully against current and future competition, and we cannot be assured that the current and future competitive pressures faced by us will not materially adversely affect our business and results of operations.

6.

Brandi Iannelli, our chief executive and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements will be dependent to a significant degree upon others.

Brandi Iannelli has no meaningful financial reporting education or experiences. She is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

7.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the  effective  date of the  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our calendar year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of calendar year 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

8.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

9.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of TJS because the shares may be issued to parties or entities committed to supporting existing management.

10.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

11.

Currently, there is no established  public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by the NASD nor can we estimate as to the time period that the application will require .. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of TJS and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” and Risk Factor #13 below.

12.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

13.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

14.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

15.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

16.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

17.

All 1,760,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,760,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

18.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 82% of our outstanding common stock assuming sale of all shares being registered. Because of her beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

19.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

20.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as and when required.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In February 2007, TJS sold 860,000 shares of its common stock to 39 people for $860.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,760,000 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At April 30, 2007 , we had 40 shareholders.

Of the total outstanding shares, 9,140,000 shares were issued in February 2007 to one individual, Brandi Iannelli, our president and co-founder, when our previously unincorporated business was made a C corporation.

An additional 860,000 shares were issued to 39 additional shareholders at $.001 per share for $860 in cash in February 2007.  The shareholders include minor children whose shares were purchased by their parents and given to them. With the exception of such minor children these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor child heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, (exclusive of the aforesaid minor children) each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  TJS has made a determination that each of such investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with TJS.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of April 30, 2007 and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER	SHARES OWNED BEFORE OFFERING	SHARES BEING OFFERED	NUMBER AND PERCENTAGE OF SHARES TO BE OWNED AFTER OFFERING COMPLETED	RELATIONSHIP TO TJS OR AFFILIATES

Brandi Iannelli	9,140,000	900,000	8,240,000 82.4%	President, Chief Executive Officer, Chief Financial Officer and Chairwoman
Frank Iannelli	100,000	100,000	0	Secretary/treasurer and director and spouse of Brandi Iannelli
John Bottega	100,000	100,000	0	Step-Father of President
Gary B. Wolff	300,000	300,000	0	Counsel to TJS
Tyler Iannelli	10,000	10,000	0	Minor Son of President
Jesse Iannelli	10,000	10,000	0	Minor Son of President
Samantha Iannelli	10,000	10,000	0	Minor Daughter of President
Jodi Kaplan Basile	10,000	10,000	0	Sister of President
Jonathan Holden	10,000	10,000	0	Business Associate
Ashley Rakofsky	10,000	10,000	0	Minor Niece of President.
Richard Seitz	10,000	10,000	0	Shareholder Only
Thomas Pio	10,000	10,000	0	Shareholder Only
Deborah Pio	10,000	10,000	0	Shareholder Only
Corie Weisblum	10,000	10,000	0	Shareholder Only
Joel Rakofsky	10,000	10,000	0	Brother-In-Law of President
Erika Rakofsky	10,000	10,000	0	Minor niece of President
Sean Rakofsy	10,000	10,000	0	Minor nephew of President
Stephen Basile	10,000	10,000	0	Minor nephew of President
Robert Long	10,000	10,000	0	Business Associate
Keith Barton	10,000	10,000	0	Shareholder Only
S. Craig Barton	10,000	10,000	0	Shareholder Only
Nancy Molesworth	10,000	10,000	0	Shareholder Only
Stephen B. Schneer	10,000	10,000	0	Shareholder Only
Dennis Hughes	10,000	10,000	0	Shareholder Only
Claire Hughes	10,000	10,000	0	Shareholder Only
Mary Claire Hughes	10,000	10,000	0	Minor child of Dennis Hughes
Patrick Hughes	10,000	10,000	0	Minor child of Dennis Hughes
Edward Sundberg	10,000	10,000	0	Shareholder Only
Elissa Hynan	10,000	10,000	0	Shareholder Only
John Marino	10,000	10,000	0	Shareholder Only
Christina Marino	10,000	10,000	0	Shareholder Only
Brian Wolff	10,000	10,000	0	Son of Gary B. Wolff
Mary Lawler	10,000	10,000	0	Shareholder Only
Valentina Nakic	10,000	10,000	0	Shareholder Only
Patricia J. Barton	10,000	10,000	0	Shareholder Only
Tracey Long	10,000	10,000	0	Shareholder Only
Andrea Clements	10,000	10,000	0	Shareholder Only
Peter McBride	10,000	10,000	0	Shareholder Only
Carla Santia	10,000	10,000	0	Shareholder Only
Mary Beth Clark	10,000	10,000	0	Shareholder Only

Total	10,000,000	1,760,000	8,240,000

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Brandi Iannelli, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Ms. Iannelli’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us.  She, nevertheless, is offering approximately 9.8% of her shareholder interest (900,000 shares out of her total holdings of 9,140,000 shares) in this offering (9% of all outstanding common shares) since otherwise sales by her would be restricted to 1% (or 100,000 shares) of all outstanding TJS shares every three months in accordance with Rule 144.  As an officer/control person of TJS, Ms. Iannelli may not avail herself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in February 2007 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in February 2007. All of our outstanding shares were issued at $.001 per share in February 2007 except for those 9,140,000 shares issued to our president in February 2007 at which time our unincorporated business became a C corporation.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on any public exchange, a market maker has agreed to file a Rule 211 application with the NASD on our behalf to permit our shares to be quoted on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of the Registration Statement of which this prospectus is a part .. As a requirement for quotation on the Bulletin Board, a market maker must file an application on our behalf indicating an intention to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with the NASD so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD nor can we estimate the time period that will be required for the application process ..  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no TJS common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of TJS common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each TJS shareholder. Based upon current ownership, the number of shares initially eligible would be 760,000 shares as follows: 100,000 shares which may be sold by our president, and an aggregate of 660,000 shares which may be sold by our 39 other shareholders each commencing on or about February19, 2008.

TJS has agreed to register 1,760,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

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our future operating results;

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our business prospects;

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our contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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any possible financings; and

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the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were founded as an unincorporated business in September 2005 and became a C corporation in February 2007. We began generating revenue on September 30, 2005. At April 30, 2007, we had two employees: Brandi Iannelli, our president, and Frank Iannelli, our secretary/treasurer. Ms. Iannelli devotes about 40% of her time to us, and Mr. Iannelli, the husband of Brandi Iannelli, devotes fulltime to us and uses independent contractors as necessary.

TJS installs and refinishes wood floors in private residences in the areas around San Diego, CA. Our work includes installation of laminate/wood flooring over existing concrete and drywall installations. We meet with customers to help them to weigh the advantages of each alternative. Currently, we assist customers to select the wood, and the customer then buys the wood from a supplier such as Home Depot or Lowe’s, and we install the product. In the future, we plan to do purchasing of wood flooring products that will be included in our job costs and billings if we generate sufficient financial resources to do so and we can negotiate wholesale purchasing costs from vendor.

Our customers are existing homeowners. We believe that a decision on the part of a homeowner to significantly upgrade the house’s floors is a very discretionary one. It is generally made when a homeowner is confident about his/her financial security or when the homeowner has recently purchased an existing home. Therefore, we believe that opportunities available to our business are principally affected by the number of home resales and the consumers’ perception of the economy in the Southern California area.

We collect payment for jobs in full no later than the completion of the job. We currently do not accept credit cards.

A summary of our operations follows:

	2006	2005

Sales	$57,870	$18,170

Expenses:
Direct operating	54,428	16,277
General and administrative	8,700	400
Marketing	5,669	2,350
Start-up costs	-	2,286
Total	68,797	21,313

Net Loss	$(10,927)	$(3,143)

Sales  - Sales revenues consisted of the following:

	2006	2005
Installation	33.83%	52.28%
Refinish	66.17%	47.72%

We seek as many jobs as possible. We cannot predict the likelihood of obtaining installation jobs compared with refinishing jobs. Installation jobs are larger and result in more revenue.

Expenses

Direct operating expenses consist principally of compensation and truck related expenses as follows:

	2006	2005
Compensation	$37,331	$14,434
Truck expenses, including fuel	7,615	600
Depreciation	3,427	857
Supplies	6,055	386

Total	$54,428	$16,277

We were in operation for four months in 2005. As a result the amounts of each category are not necessarily comparable to those in 2006. All compensation was paid to Mr. Iannelli

Marketing costs – were entirely the costs of print ads in newspapers and magazines. The majority of these costs involve weekly ads in Pennysaver.

Startup costs - were initial costs of planning and establishment of our business.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

TJS will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of TJS until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when TJS has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between TJS, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founders or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company remain below the maximum estimate provided below.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.   We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.   However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of TJS because the shares may be issued to parties or entities committed to supporting existing management.

In February 2007, TJS sold 860,000 of its common stock to 39 people for $860. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

▪

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

The FASB issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes , and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on TJS in the foreseeable future as no accounting changes are anticipated.

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments" which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on TJS’ financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156,  Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on TJS’ future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. TJS does not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for TJS’ financial statements issued in 2008; however, earlier application is encouraged. TJS is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

The Financial Accounting Standards Board, the Emerging Issues Task Force (the “EITF”) and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 31, 2006 that will become effective in subsequent periods; however, management of TJS does not believe that any of those pronouncements would have significantly affected TJS financial accounting measurements or disclosures had they been in effect during 2006 and 2005, and it does not believe that any of those pronouncements will have a significant impact on TJS’ financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

Typically, there is a greater demand for our services in the summer months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

BUSINESS

TJS was founded as an unincorporated business on September 1, 2005 and became a C corporation in the State of Delaware on February 15, 2007. TJS installs and refinishes wood floors in private residences in the areas around San Diego, CA. Our work includes installation of laminate/wood flooring over existing concrete and drywall installations.

Wood floors are attractive alternatives for several reasons. Wood floors are:

Affordable – We believe that wood floors add value to a residence at resale time, not to mention it is a lifetime product. Although we have not performed any surveys, we believe that hardwood floor products are one of the most sought after hard surface flooring in remodeling and new home construction.

Easy to Maintain - Routine maintenance generally involves simple sweeping and vacuuming. Preventive maintenance includes using area rugs, floor protectors on all furniture on the hardwood floors, and routine maintenance with a proper hardwood floor cleaner.

Ecologically Sound - Unlike most floor coverings, wood floors come from a natural resource that is sustainable. Long gone are the days when timber was cut down with little thought for the long-term consequences on the nation's forests. Today, we believe, based on general news about environmental protection and not any research study conducted by us, that an increasing percentage of timber is cut from forests that are carefully managed to ensure continued resources of wood in the future.

Healthy - The Environmental Protection Agency has said that indoor air quality is one of our top health threats. Installed in the home or elsewhere, wood floors help contribute to a healthy living environment. Hard surface flooring, such as hardwood floors, does not rap or harbor dust mites or molds. That helps to create better air quality for all inhabitants, but especially for the millions of Americans who suffer from allergies. The hard surface of wood floors also helps avoid artificial substances such as pesticides that can accumulate on some floor coverings.

Selection and Variety - With today's technologically advanced manufacturing, stains and finishes, hardwood floors come in many sizes, styles, colors, finishes and species.

Hardwood Flooring Types

We install or sand and refinish a wide variety of floor types.

Solid Wood - Solid Wood flooring comes in three basic types:

Strip flooring accounts for the majority of installations. Strips usually are 2-1/4 inches wide, but also come in widths ranging from 1-1/2 inches to 3-1/4 inches. They are installed by nailing to the subfloor.

Plank flooring boards are at least 3 inches wide. They may be screwed to the subfloor as well as nailed. Screw holes can be covered with wooden plugs.

Parquet flooring comes in standard patterns of 6" x 6" blocks. Specialty patterns may range up to 36" square units. Parquet often achieves dramatic geometric effects of special design patterns.

Solid wood floors can be installed on a concrete slab of a residence not having a basement as long as the floor is on or above ground level. This is the case with many residences in the San Diego area.

Solid wood flooring expands and contracts with changes in relative humidity. Normally, installers compensate for this movement by leaving an expansion gap between the floor and the wall. Base molding is the traditional "cover-up" for this gap.

Engineered wood - Made of several layers of different woods or different grades of same wood stacked and glued together under heat and pressure. Engineered wood flooring is less likely to be affected by changes in humidity and can be installed above, on, or below ground level. Some engineered wood floors with thicker top layers can be sanded up to three times.

Wood laminates - A plywood base topped with a layer of veneer. Plies and thicknesses vary, but three-ply, 3/8 inch flooring is most common. The veneer topping of wood laminate floors (commonly 1/8 inch thick) can be sanded and refinished (in rare cases, three times.) Most manufacturer warranties cover the finish for five years.

Synthetic/plastic laminates - Usually 1/2 inch thick, plastic laminate flooring consists of a fiberboard center wrapped in top and bottom layers of high-pressure laminate -- a tougher version of the same material used in many kitchen countertops. These floors cannot be sanded or refinished and must be removed when they wear out. They usually come with 10- or 15-year manufacturer warranties against fading, stains and wear.

Types, Styles & Species

Types & Styles - Wood floors come in a variety of styles - factory finished, unfinished, solid, engineered, strip, plank, parquet, and acrylic impregnated.

Choosing the style that is best for a specific customer is an important decision, and will be based on a variety of issues including lifestyle, decorating style, and the area in which you live. We meet with customers to help them to weigh the advantages of each alternative. Currently, we assist customers to select the wood, and the customer then buys the wood from a supplier such as Home Depot or Lowe’s, and we install the product. In the future, we hope to purchase wood flooring products that will be included in our job costs and billings if we generate sufficient financial resources to do so and we can negotiate wholesale purchasing costs from vendors.

Colors - Wood floors come in many colors to fit any décor. One-of-a-kind looks can be achieved with custom stains and finishes. And even if a floor is old, an entirely new look can be achieved with new stain and finishes.

Species - Today's wood floors come in more than 50 species, both domestic and exotic, spanning the spectrum of color options, hardness, and price ranges. Common species include Ash, Beech, Birch, Cherry, Cypress, Douglas Fir, Hickory /Pecan, Maple (Hard), Mesquite, Oak (Red), Oak (White), Pine (Heart), Pine (Southern Yellow), and Walnut.

Grades - The appearance of the wood determines its "grade." All grades are strong and serviceable, but each provides a different look.

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Clear - Clear wood is free of defects, though it may have minor imperfections.

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Select - Select wood is almost clear, but contains some natural characteristics such as knots and color variations.

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Common - Common wood (No. 1 and No. 2) has more natural characteristics such as knots and color variations than either clear or select grades, and often is chosen because of these natural features and the character they bring to a room. No. 1 Common has a variegated appearance, light and dark colors, knots, flags and wormholes. No 2 Common is rustic in appearance and emphasize all wood characteristics of the species.

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First - First grade wood has the best appearance, natural color variations and limited character marks.

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Second - Second grade wood is variegated in appearance with varying sound wood characteristics of species.

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Third - Third grade wood is rustic in appearance allowing all wood characteristics of the species.

Cuts - The angle at which a board is cut determines how the finished product looks. Wood flooring is either plainsawn, quartersawn or riftsawn.

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Plainsawn - Plainsawn is the most common cut. The board contains more variation than the other two cuts because grain patterns resulting from the growth rings are more obvious.

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Quartersawn - Quartersawing produces less board feet per log than plainsawing and is, therefore, more expensive. Quartersawn wood twists and cups less and wears more evenly.

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Riftsawn - Riftsawn is similar to quartersawing, but the cut is made at a slightly different angle.

Wood Floor Finishes

Surfaces Finishes - Wood floors require minimal care with today's wood floor finishes. These finishes are usually urethanes and remain on the surface of the wood and form a protective coating. Surfaces finishes are popular today because they are durable, water-resistant and require minimal maintenance. Various gloss levels are available.

A significant portion of our business involves refinishing floors which involves removing all veneer, coatings, and stains from a floor and using one of the surface finishes described below. Types of surface finishes are:

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Oil-modified urethane is easy to apply. It is a solvent-base polyurethane that dries in about eight hours. This type of finish ambers.

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Moisture-cured urethane is solvent-base polyurethane that is more durable and more moisture resistant than other surface finishes. Moisture-cure urethane comes in non-yellowing and in ambering types and is generally available in satin or gloss. These finishes are extremely difficult to apply, have a strong odor and are best left to the professional.

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Conversion varnish dries clear to slight amber and is durable. These finishes have an extremely strong odor and should be applied by the highly skilled flooring professional.

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Water-based urethane finishes are clear and non-yellowing. They have a milder odor and dry in about two to three hours.

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Penetrating Stain and Wax finish soaks into the pores of the wood and hardens to form a protective penetrating seal. The wax gives a low-gloss satin sheen. It is generally maintained with solvent-based (never water-based) waxes, buffing pastes or cleaning liquids (specifically made for wax-finished wood floors and an additional thin application of wax as needed.

Competition

We compete with many contractors, a significant majority of which have more financial resources and are better known in the San Diego community than are we. We do not have access to specific data but believe that there are at least 100 competitors in our area with regard to installation and approximately 25 competitors with regard to sanding and refinishing. We seek to obtain business in four ways:

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We attempt to price our services competitively in the local market.

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We respond to customer inquiries and requests quickly and assist them in selecting the alternatives that best fit their needs or preferences.

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We advertise in local newspapers and periodicals.

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We receive word-of-mouth referrals from satisfied customers.

We believe that most of our customers have come to us from our advertisements in local newspapers and by word of mouth from former customers. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Licenses

We hold a contractors license from the State of California.

Intellectual Property

We have no patents or trademarks.

Employees

At April 30, 2007 , we had two employees: Brandi Iannelli, our president, and Frank Iannelli, our secretary/treasurer. Ms. Iannelli devotes about 40% of her time to us, and Mr. Iannelli, the husband of Brandi Iannelli, devotes fulltime to us. There are no written employment contracts or agreements. We use independent contractors known to Mr. Iannelli to assist on installation jobs.

Property

We currently operate out of space located at 31940 Daniel Way, Temecula, CA 92591 provided to us by our president at no cost which serves as our principal address. Ms. Iannelli incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Brandi Iannelli	33	President, CEO, CFO, principal accounting officer and chairman
Frank Iannelli	37	Secretary, treasurer and director

Brandi Iannelli – Co-founded us and has been our president, chief executive officer, chief financial officer and chairwoman since September 2005.  Ms. Iannelli has been responsible for our advertising, scheduling and estimates for potential clients, and responding to clients’ inquiries. Prior to September 2005, Ms. Iannelli was primarily engaged in the care of her pre-school children.

Frank Iannelli – Co-founded us in September 2005 and has been our secretary/treasurer since then. He had been an independent contractor in the wood flooring industry for approximately 20 years.  Mr. Iannelli has experience in both residential wood flooring and commercial wood flooring.  Mr. Iannelli’s past jobs included work for the GAP, Banana Republic and various prep school gymnasiums while living in New York.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our secretary/treasurer currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Currently we have only two officers, both of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on February 28, 2008. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the TJS board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by TJS for any expenses incurred in attending directors' meetings provided that TJS has the resources to pay these fees.  TJS will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the February 22, 2007 board of directors’ approval and subsequent stockholder approval, TJS adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of April 30, 2007

As previously indicated, the board of directors, on February 22, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of TJS and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to TJS are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the TJS Wood Flooring, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, TJS and our subsidiaries, if any, with additional incentives by increasing their ownership interest in TJS.  Directors, officers and other employees of TJS and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows for the periods ended December 31, 2006 and 2005, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Brandi Iannelli	2006	-	-	-	-
CEO and CFO	2005	-	-	-	-

Frank Iannelli	2006	$ 37,311	-	-	$ 37,311
Secretary/Treasurer	2005	$ 14,434	-	-	$ 14,434

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2006.

PRINCIPAL SHAREHOLDERS

As of April 30, 2007 , we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 30, 2007, of all directors and executive officers of TJS; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Brandi Iannelli	9,170,000(d)	91.7%
Frank Iannelli	100,000	1.0%

Officers and Directors as a group ( 2 members)	9,270,000(c)(d)	92.7%
(a) The address for each person is 31940 Daniel Way, Temecula, CA 92591.

(b) Unless otherwise indicated, TJS believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Frank Iannelli and Brandi Iannelli are husband and wife. Each disclaims beneficial ownership of the shares owned by the other, except as required by operation of law.

(d) Includes 30,000 shares owned by minor children of the Company’s president in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Ms Iannelli disclaims any beneficial interest in or control over any of such 30,000 shares other than that which may be attributed to her by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoters of TJS are Brandi Iannelli and Frank Iannelli, our two officers.

TJS has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.2).  No amounts were outstanding under this agreement as of December 31, 2006. A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  Exhibit 10.2 is filed as part of our registration statement of which this prospectus is a part.

We currently operate out of office space provided to us by our president at no cost which serves as our principal address. Our president incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

In February 2007, we sold 100,000 shares of our common stock to Frank Iannelli, secretary/treasurer and a director who is also our president’s husband, for $100.

DESCRIPTION OF CAPITAL STOCK

Introduction

TJS Wood Flooring, Inc. was incorporated as a Delaware corporation on February 15, 2007 to succeed an unincorporated business operating under the name TJS Wood Flooring since September 2005. TJS is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

TJS’ certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

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the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at April 30, 2007, which are held by 40 shareholders.  The holders of our common stock:

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have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of TJS, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Penny Stock – Forward Looking Statements

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if:

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the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

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on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

_____________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in TJS to a broker-dealer as principal and the broker-dealer is acting as underwriter, TJS will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Any shares of common stock covered by this  prospectus  which  qualify for sale. Rule 144 provides  that any affiliate or other person who sells  restricted  securities of an issuer for his own account,  or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a  distribution  of such  securities  and  therefore  not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the  conditions of Rule 144 are met.  Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement on February __, 2007 the shares of our common stock covered by this registration statement have met the one year holding period);

c.

sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (i) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (ii) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on February 14, 2009.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of TJS who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Solutions Mechanical shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Solutions Mechanical with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff and his adult son, Brian Wolff, who owns 10,000 shares of our common stock, are both Selling Shareholders.

EXPERTS

The financial statements of TJS Wood Flooring, Inc. as of December 31, 2006 and the year ended December 31, 2006 and the period from September 1, 2005 (inception) through December 31, 2005, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, TJS became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

TJS Wood Flooring, Inc.

31940 Daniel Way

Temecula, CA 92591

951-676-3469

31

TJS WOOD FLOORING, INC.

FINANCIAL STATEMENTS INDEX

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

TJS Wood Flooring, Inc.

Temecula, CA

We have audited the accompanying balance sheet of TJS Wood Flooring, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2006 and the period from September 1, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TJS Wood Flooring, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from September 1, 2005 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that TJS Wood Flooring, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has limited financial resources, has negative working capital and has incurred operating losses since inception which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

March 23, 2007

Skillman, New Jersey

TJS WOOD FLOORING, INC.

Balance Sheet

December 31, 2006

ASSETS

EQUIPMENT:
Truck	$6,854
Accumulated depreciation	(4,284)
Net	2,570

TOTAL ASSETS	$2,570

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$7,500

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock: $0.001 par value; authorized 74,000,000 shares; 9,140,000 shares issued and outstanding	9,140
Accumulated deficit	(14,070)
Total Stockholders’ Deficit	(4,930)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,570

See accompanying notes to financial statements.

TJS WOOD FLOORING, INC.

Statements of Operations

For the Year Ended December 31, 2006 and the Period

from September 1, 2005 (inception) through December 31, 2005

	2006	2005

Sales	$57,870	$18,170

Expenses:
Direct operating	54,428	16,277
General and administrative	8,700	400
Marketing	5,669	2,350
Start-up costs	-	2,286
Total	68,797	21,313

Net Loss	$(10,927)	$(3,143)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	9,140,000	9,140,000

See accompanying notes to financial statements.

TJS WOOD FLOORING, INC.

Statement of Stockholders’ Deficit

	Common Shares	Amount	Accumulated Deficit	Total

Balance, September 1, 2005 (inception)	-	-	-	-

Issuance of shares on formation	9,140,000	$9,140	$-	$9,140

Net loss	-	-	(3,143)	(3,143)

Balance, December 31, 2005	9,140,000	9,140	(3,143)	5,997

Net loss	-	-	(10,927)	(10,927)

Balance, December 31, 2006	9,140,000	$9,140	$(14,070)	$(4,930)

See accompanying notes to financial statements.

TJS WOOD FLOORING, INC.

Statements of Cash Flows

 For the Year Ended December 31, 2006 and the Period from September 1, 2005 (inception) through December 31, 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,927)	$(3,143)
Depreciation	3,427	857
Start-up costs paid with common shares	-	2,286
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accrued expenses	7,500	-
Net Cash Provided by Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

CHANGE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$-	$-

See accompanying notes to financial statements.

TJS WOOD FLOORING, INC.

Notes to the Financial Statements

December 31, 2006

NOTE 1 – ORGANIZATION

TJS Wood Flooring, Inc. (the “Company”) was founded as an unincorporated business on September 1, 2005, became a C corporation in Delaware on February 15, 2007. The Company installs and refinishes wood floors in private residences in the areas around San Diego, California ..

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on December 31.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Basic and Diluted Loss Per Common Share

Basic and diluted net loss per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding assuming that the Company incorporated as of the beginning of the first period presented.

e.   Revenue Recognition

The Company recognizes revenue when all work on an installation or maintenance contract has been completed.  Customers pay in cash at the time of completion.

f.  Equipment

Equipment, which consists of a truck, is stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful life of three years. Depreciation expense for the year ended December 31, 2006 and the period from September 1, 2005 (inception) through December 31, 2005 was $3,427 and $857, respectively.

The carrying values of fixed assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based on current and anticipated future undiscounted cash flows. As of December 31, 2006, no impairment has incurred.

g.  Provision for Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

The operating results prior to February 15, 2007 of TJS Wood Flooring were included in the tax return of the Company’s founder. The Company is not entitled to the potential benefit of any of those losses.

h.  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes , and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments" which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2006, the Company has limited financial resources, has not established a source of equity or debt financing, has negative working capital and has incurred operating losses since inception. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from contacts of its president, existing customers, advertising and trade literature. However, the Company cannot predict the likelihood of it being successful in its efforts to increase sales.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company was incorporated as a C corporation on February 15, 2007 at which time 9,140,000 shares of common stock were issued to the Company’s founder in exchange for the existing business of TJS Wood Flooring.

NOTE 5 – SUBSEQUENT EVENTS

On February 22, 2007, 860,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 100,000 shares sold to a director of the Company. The director is also the husband of the Company’s President.

Stock Option Plan

Pursuant to a February 20, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,760,000 Shares

TJS Wood Flooring, Inc.

Common Stock

PROSPECTUS

__ , 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

2

RISK FACTORS

2

USE OF PROCEEDS

9

SELLING STOCKHOLDERS

9

DETERMINATION OF OFFERING PRICE

11

DIVIDEND POLICY

11

MARKET FOR SECURITIES

11

NOTE REGARDING FORWARD-LOOKING STATEMENTS

12

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

20

PRINCIPAL SHAREHOLDERS

23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

24

DESCRIPTION OF CAPITAL STOCK

24

PLAN OF DISTRIBUTION

27

LEGAL MATTERS

EXPERTS

31

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article Ninth thereof providing for indemnification of its officers and directors as follows.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$2.08
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,397.92

Total	$65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

Of the total outstanding shares, 9,140,000 shares were issued on February 15, 2007 to one individual, Frank Iannelli, our president and founder in exchange for the existing business of TJS Wood Flooring, an unincorporated business entity.

In February 2007, an additional 860,000 shares were issued to 39 additional shareholders at $.001 per share for $860 in cash.  These shareholders include nine minor children whose 30,000 shares were purchased by their parents and given to them.  With the exception of such minor children, these stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders (exclusive of the minor children heretofore referred to) who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser (exclusive of the minor children) and met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. TJS has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with TJS.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently.  Each investor signed the same form of Investment Letter.  A form of that Investment Letter is filed as Exhibit 10.3 to this registration statement.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 27

EXHIBITS

3.1	Articles of Incorporation
3.1a	Amended Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	2007 Non-Statutory Stock Option Plan
10.2	Agreement between TJS Wood Flooring, Inc., its president and its counsel
10.3	Form of Investment Letter
23.1	Consent of Li & Company, PC
23.1a*	Consent of Li & Company, PC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2a*	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

* Filed with Pre-Effective Amendment No. 1.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with  the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Temecula, State of California on the 30th day of April, 2007.

TJS Wood Flooring, Inc.

/s/ Brandi Iannelli
By: Brandi Iannelli, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Brandi Iannelli		April 30, 2007
By: Brandi Iannelli Chief Executive Officer	President, CEO, CFO, Principal Accounting Officer and Chairwoman

/s/ Frank Iannelli		April 30, 2007
By: Frank Iannelli	Secretary, Treasurer and Director